Exhibit 16.1


Crouch, Bierwolf & Chisholm, CPA
Certified Public Accountants


August 16, 2001
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20509

Re: iDial Networks, Inc. (f/k/a Desert Springs Acquisition Corp.)

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) We have read the Company's response to Item 4.1 of Form 8-K/A dated August 17, 2001; and

(2) We agree with the response.

Sincerely,

/s/ Crouch, Bierwolf & Chisholm
Crouch, Bierwolf & Chisholm, CPA